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                                                               EXHIBIT (h)(1)(c)

[LOGO] American General
       Life Companies

                                                              December ___, 2010

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Attention:_____________________
11 Greenway Plaza
Suite 2500
Houston, Texas 77046-1173

Re:      (1)      Participation Agreement dated November 20, 1997 among American
                  International Life Assurance Company of New York ("AI Life"),
                  American General Equity Services Corporation (formerly AIG
                  Equity Sales Corp.) and AIM Variable Insurance Funds (Invesco
                  Variable Insurance Funds) (formerly AIM Variable Insurance
                  Funds, Inc.) ("Participation Agreement")
         (2)      Administrative Services Agreement dated September 1, 1998
                  between AI Life and A I M Advisors, Inc. ("Services
                  Agreement")
         (3)      AIM Funds Intermediary Agreement Regarding Compliance with SEC
                  Rule 22c-2 dated April 12, 2007 among AIM Investment Services,
                  Inc., American General Life Insurance Company of Delaware
                  (formerly AIG Life Insurance Company) ("AGLD"), AI Life,
                  American General Life Insurance Company ("AGL") and The United
                  States Life Insurance Company in the City of New York ("Rule
                  22c-2 Agreement") (Participation Agreement, Services Agreement and Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements").

Dear Fund Partner:

         As you may already be aware, AI Life will be merging with and into The United States Life Insurance Company in the City of New York ("USL"), the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

         Your fund trust company may have agreements with AI Life pursuant to which the trust acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

         As a result of the Merger, if AI Life was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assigned to USL which company will assume the rights, duties and obligations of AI Life thereunder.

         Pursuant to Section 8 of the Participation Agreement and Section 6(b) of the Services Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreements to USL. Because AI Life and USL are both parties to the same Rule 22c-2 Agreement, the existing Rule 22c-2 Agreement will remain in force for the former AI Life contracts/policies after the Merger is effective with USL assuming AI Life's obligations. Please indicate your consent to these assignments by signing below. The consent to the assignments will be effective December 31, 2010.

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         AGL and AGLD are parties to the Rule 22c-2 Agreement, however, their rights, duties and obligations under the agreement are unaffected by the Merger. Effective December 8, 2009, AIG Life Insurance Company changed its name to American General Life Insurance Company of Delaware.

         To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

If you have any questions regarding this matter, please contact _______________ at (___) ___________ or __________ at ________________.

AMERICAN GENERAL LIFE INSURANCE
COMPANY OF DELAWARE (formerly AIG Life Insurance Company)


By:                                        By:
   ----------------------------------         ----------------------------------

AMERICAN GENERAL LIFE INSURANCE
COMPANY


By:                                        By:
   ----------------------------------         ----------------------------------

AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

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AMERICAN GENERAL EQUITY SERVICES CORPORATION

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

Consented to, Acknowledged and Agreed:

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)


By:
   ----------------------------------

INVESCO ADVISERS, INC.


By:
   ----------------------------------

INVESCO INVESTMENT SERVICES, INC.


By:
   ----------------------------------

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                 2929 Allen Parkway, A30-25 . Houston, TX 77019